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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARIES OF QUANTUM DIRECT CORPORATION

 1. ValueVision International, Inc., a Minnesota corporation

 2. National Media Corporation, a Delaware corporation

 3. Beautiful Images, Inc., a Delaware corporation

 4. Business Publications, Inc., a Delaware corporation

 5. Catalog Ventures, Inc., a Minnesota corporation

 6. Dignity Prestige Sdn Bhd, a Malaysia corporation

 7. DirectAmerica Corporation, a Delaware corporation

 8. Multi-Media Distribution Center, Inc., a Delaware corporation

 9. Nancy Langston & Associates, Inc., a Delaware corporation

10. National Media Holdings, Inc., a Delaware corporation

11. National Media Marketing Corporation, a Delaware corporation

12. National Media Media Corp., a Delaware corporation

13. NPA Realty Corp., a New York corporation

14. Packer Capital, Inc., a Minnesota corporation

15. Positive Response Media, Inc., a California corporation

16. Positive Response Seminars, Inc., a California corporation

17. Positive Response Telemarketing, Inc., a California corporation

18. Positive Response Television, Inc., a Delaware corporation

19. PRDISC, Inc., a California corporation

20. Prestige Marketing International Limited, a New Zealand corporation

21. Prestige Marketing Limited, a New Zealand corporation

22. Quantum Asia, a Hong Kong joint venture

23. Quantum Far East Ltd., a New Zealand corporation

24. Quantum International Japan Company Ltd.,a Japanese corporation

25. Quantum International Limited, a United Kingdom corporation

26. Quantum Marketing International, Inc., a Delaware corporation

27. Quantum Marketing Mexico S.A. de C.V., a Mexico corporation

28. Quantum North America, Inc., a Delaware corporation

29. Quantum Polska Sp. Z.o.o., a Poland corporation

30. Quantum Productions AG, a Switzerland corporation

31. Suzanne Paul Holdings Pty Limited, an Australian corporation

32. Suzanne Paul (Australia) Pty Limited, an Australia corporation

33. Telemall Shopping Pty Ltd., an Australia corporation

34. ValueVision Acquisition I Corp., a Minnesota corporation

35. ValueVision Direct Marketing Company, Inc., a Minnesota corporation

36. VVI Baytown, Inc., a Minnesota corporation

37. VVI Fulfillment Center, Inc., a Minnesota corporation

38. VVI Seattle, Inc., a Minnesota corporation

39. VVILPTV, Inc., a Minnesota corporation